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                                                                       Exhibit 1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Datascope Corp. 401(k) Savings and Supplemental Retirement Plan
14 Philips Parkway
Montvale, NJ 07645

We hereby consent to the incorporation by reference in the Registration Statement on form S-8 of our report dated June 15, 2006 relating to the financial statements and schedule of Datascope Corp. 401(k) Savings and Supplemental Retirement Plan appearing in the Annual Report on Form 11-K for the year ended December 31, 2005.

SMOLIN, LUPIN & CO., LLC
Red Bank, New Jersey

June 27, 2006